Exhibit 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS







To  the  Board  of  Directors  of  Exeter  Fund,  Inc.;





We hereby consent to the following with respect to Post-effective Amendment No. 32 to the Registration Statement on Form N-1A (File No. 2-92633) under the Securities Act of 1933, as amended, of Exeter Fund, Inc. (formerly Manning & Napier Fund, Inc.):

1. The incorporation by reference of our report dated February 5, 1999 accompanying the financial statements and financial highlights of the Small Cap Series, Global Fixed Income Series, International Series, World Opportunities Series, Diversified Tax Exempt Series, Ohio Tax Exempt Series and the New York Tax Exempt Series (seven series of Exeter Fund, Inc.) as of December 31, 1998 into the Statement of Additional Information.

2. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

3. The reference to our firm under the headings "Financial Statements" and "Custodian and Independent Accountants" in the Statement of Additional Information.




Boston,  Massachusetts               /s/  PricewaterhouseCoopers  LLP
February  22,  1999